UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on October 13, 2008, State Street Corporation entered into a commitment to participate in the United States Department of the Treasury’s TARP capital purchase program. On October 27, 2008, State Street entered into a definitive purchase agreement, dated October 26, 2008, with Treasury regarding Treasury’s investment of $2 billion under that program. The purchase agreement is substantially consistent with the previously announced commitment and supersedes it in its entirety. The transaction closed on October 28, 2008.

Under the purchase agreement, Treasury received (1) 20,000 shares of State Street’s Series B fixed rate cumulative perpetual preferred stock, $100,000 liquidation preference per share, and (2) a warrant to purchase 5,576,208 shares of State Street’s common stock at an exercise price of $53.80 per share. The exercise price of the warrant was determined based upon the average of closing prices of State Street’s common stock during the 20-trading day period ended October 10, 2008, the last trading day prior to the date State Street agreed to participate in the program.

The preferred shares qualify as tier 1 regulatory capital and pay cumulative dividends quarterly at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The preferred shares are non-voting, other than class voting rights on certain matters that could adversely affect the preferred shares. If dividends on the preferred shares have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, State Street’s authorized number of directors will be automatically increased by two and the holders of the preferred stock, voting together with holders of any then outstanding voting parity stock will have the right to elect those directors at State Street’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. These preferred share directors will be elected annually and serve until all accrued and unpaid dividends on the preferred shares have been paid.

The preferred shares may be redeemed by State Street at par after December 15, 2011. Prior to this date, the preferred shares may only be redeemed by State Street at par in an amount up to the cash proceeds (minimum $500 million) from qualifying equity offerings of any Tier 1 perpetual preferred or common stock. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System. Until October 28, 2011, or such earlier time as all preferred shares have been redeemed or transferred by Treasury, State Street will not, without Treasury’s consent, be able to increase its dividend rate per share of common stock or repurchase its common stock.

In connection with the issuance of the preferred shares, on October 27, 2008, State Street amended its articles of organization to designate the Series B fixed-rate cumulative perpetual preferred stock and to specify the preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of that series, including the relevant provisions described above.

The warrant is immediately exercisable and has a 10-year term. The exercise price and number of shares subject to the warrant are both subject to anti-dilution adjustments. Treasury may not exercise voting power with respect to any shares of common stock issued upon exercise of the warrant. If State Street receives aggregate gross cash proceeds of not less than $2 billion from one or more qualifying equity offerings of tier 1-eligible perpetual preferred or common stock on or prior to December 31, 2009, the number of shares of common stock underlying the warrant then held by Treasury will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the warrant.

The preferred shares and the warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. State Street will file a shelf registration statement covering the preferred shares, the warrant and the common stock underlying the warrant. Treasury and other future holders of the preferred shares, the warrant or the common stock issued pursuant to the warrant also have piggyback and demand registration rights with respect to the securities. Neither the preferred shares nor the warrant nor the shares issuable upon exercise of the warrant are subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the warrant shares prior to December 31, 2009 unless State Street has received gross proceeds from qualified equity offerings that are at least equal to the $2 billion initially received from Treasury.

Under the terms of the purchase agreement, on October 27, 2008, State Street amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute, severance and employment agreements, to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stability Act of 2008 and applicable guidance or regulations issued by the Secretary of the Treasury on or prior to October 28, 2008. For so long as Treasury holds any State Street securities acquired under the purchase agreement or the warrant, State Street must maintain compliance with the same requirements. The applicable executive compensation requirements apply to the compensation of State Street’s chief executive officer, chief financial officer and three other most highly compensated executive officers. State Street’s Chairman and Chief Executive Officer is Ronald E. Logue and its Executive Vice President and Chief Financial Officer is Edward J. Resch. State Street has not yet determined the compensation for its executive officers for 2008. Its three most highly compensated executive officers, other than Mr. Logue and Mr. Resch, in 2007 were Joseph L. Hooley, President and Chief Operating Officer, Joseph C. Antonellis, Vice Chairman, and James S. Phalen, Executive Vice President. Consistent with its obligations under the purchase agreement, on October 27, 2008, State Street entered into an amendment to its compensation arrangements with each of these five senior executive officers, among other things, to (1) prevent the payment of golden parachute payments to the executive and (2) provide that any bonus or incentive compensation paid to the executive will be subject to recovery or “clawback” by State Street if the payments were based on materially inaccurate financial statements or any other materially inaccurate statement of performance metric criteria. Each of these requirements applies during the period that Treasury owns any securities acquired under the purchase agreement and within the meaning of Section 111(b) of the EESA and the applicable guidance and regulations issued by Treasury.

The description in this current report on Form 8-K of the terms of State Street’s participation in Treasury’s TARP capital purchase program, including the terms of the purchase agreement, Series B preferred stock and warrant to purchase shares of common stock, is qualified in its entirety by the following exhibits filed with this report: (1) the purchase agreement filed as Exhibit 10.1, (2) State Street’s articles of organization, including articles of amendment filed with the Secretary of the Commonwealth of Massachusetts on October 27, 2008, filed as Exhibit 3.1 and (3) the warrant filed as Exhibit 4.1.

State Street is registered with the Federal Reserve Board as a bank holding company. State Street Bank and Trust Company, a wholly owned subsidiary of State Street, is a member of the Federal Reserve System and the FDIC. The Federal Reserve Board is the primary federal banking agency responsible for regulating State Street and its subsidiaries, including State Street Bank.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Restated Articles of Organization of State Street Corporation, as amended on October 27, 2008.

4.1	Warrant dated October 28, 2008 to purchase shares of Common Stock of State Street Corporation.

10.1	Purchase Agreement dated as of October 26, 2008 between State Street Corporation and the United States Department of the Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name: Title:	David C. Phelan Executive Vice President and General Counsel

Date: October 31, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Organization of State Street Corporation, as amended on October 27, 2008.

4.1	Warrant dated October 28, 2008 to purchase shares of Common Stock of State Street Corporation.

10.1	Purchase Agreement dated as of October 26, 2008 between State Street Corporation and the United States Department of the Treasury.